UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 18, 2016

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 18, 2016, National Oilwell Varco, Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.	the election of nine members to the Board of Directors;

2.	the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2016;

3.	the approval, on an advisory basis, of the compensation of our named executive officers; and

4.	the approval of amendments to the National Oilwell Varco, Inc. Long-Term Incentive Plan;

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of directors:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Clay C. Williams	279,376,757	10,361,280	1,051,553	34,543,681
Greg L. Armstrong	284,815,005	5,798,919	175,666	34,543,681
Marcela E. Donadio	286,551,666	3,965,221	272,703	34,543,681
Ben A. Guill	285,472,521	5,140,098	176,971	34,543,681
James T. Hackett	287,480,946	3,135,848	172,796	34,543,681
David D. Harrison	284,715,865	5,895,601	178,124	34,543,681
Roger L. Jarvis	285,701,823	4,909,404	178,363	34,543,681
Eric L. Mattson	286,155,266	4,439,520	194,804	34,543,681
William R. Thomas	286,886,937	3,724,104	178,549	34,543,681

The nine directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2017. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2016	315,701,888	8,939,759	691,624	0

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	277,562,617	10,890,487	2,336,486	34,543,681

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4. Approval of amendments to the National Oilwell Varco, Inc. Long-Term Incentive Plan	274,349,553	14,270,728	2,169,309	34,543,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt Vice President

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